EXHIBIT 5.2


INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX  75242
                                       Employer Identification Number:
Date:    OCT 22 1996                           75-0759420
                                       File Folder Number:
                                               760000308
ROWAN COMPANIES INC                    Person to Contact:
2800 POST OAK BLVD SUITE 5450                  JILL RUTHERFORD
HOUSTON, TX  77056-6196                Contact Telephone Number:
                                               (214) 767-6023
                                       Plan Name:
                                           ROWAN COMPANIES INC
                                           SAVINGS & INVESTMENT PLAN
                                       Plan Number:  003


Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

          This determination letter is applicable for the plan adopted on December 14, 1994.

          This plan  satisfies the  nondiscrimination  in amount  requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

          This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.


                                                           Letter 835 (DO/CG)


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                                       -2-

ROWAN COMPANIES INC


          This plan satisfies the nondiscriminatory current availability requirements of Section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

          This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

          The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                          Sincerely yours,

                                                          /s/ Bobby E. Scott

                                                          Bobby E. Scott
                                                          District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
     for Employee Benefit Plans
Addendum


                                                           Letter 835 (DO/CG)


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                                       -3-

ROWAN COMPANIES INC


This determination letter also applies to the members of the controlled group of corporation listed on the application who have adopted this plan.






                                                           Letter 835 (DO/CG)